989 Market St., San Francisco CA 94103 Zendesk, Inc January 21, 2022 Michael Curtis Delivered by email Dear Mike: On behalf of Zendesk, Inc. (the “Company”), I am pleased to offer you employment with the Company. This letter outlines the terms for your employment. Position: Your initial position with the Company will be Interim Chief Engineering Officer. This is a temporary, full time, exempt position reporting to Mikkel Svane, Chief Executive Officer. Start Date: Unless we arrange separately, your first day of employment will be on January 24, 2022, subject to the satisfactory completion by the Company of your background check, credentials and references, and we expect your employment to end on January 16, 2023. Salary: The Company will pay you an annual salary of $70,000, paid bi-weekly during your employment, and subject to periodic review and adjustments at the discretion of the Company. Your salary and other compensation will be subject to applicable deductions and withholdings. RSU Award: You will be eligible to participate in the Company’s equity incentive program, subject to approval by the Company’s Board of Directors (“Board”). We will recommend to the Board, or a delegate of the Board, that you be granted Restricted Stock Units (“RSUs”) for shares of the Company’s Common Stock representing a targeted current value of $2,250,000. Further information regarding the methodology that will be used to calculate the actual number of shares is available by request. Your RSUs will vest over a one-year vesting schedule, subject in each case to your continuous service to the Company through each vesting date. The terms and conditions associated with any RSUs granted to you, including vesting and other conditions, will be governed by the Company’s 2014 Stock Option and Incentive Plan (the “Plan”) and any associated restricted stock unit award agreement that you may be required to enter with the Company. Option Award: In addition to RSUs, we believe that options provide an effective way to tie equity incentive compensation to stock price. We will recommend to the Board, or a delegate of the Board, that you be granted an option (“Option”) to purchase shares of the Company’s Common Stock representing a value of $2,250,000 (the “Value”). Further Exhibit 10.17 information regarding the methodology that will be used to calculate the actual number of shares is available by request. The exercise price per share of the Option will be the closing price of the Common Stock as listed on the NYSE on the effective date of grant of the Option, as approved by the Board. Your Option will vest over a one-year vesting schedule, subject in each case to your continuous service to the Company through each vesting date. The terms and conditions associated with any Option granted to you, including vesting and other conditions, will be governed by the Company’s 2014 Stock Option and Incentive Plan (the “Plan”) and any associated stock option agreement that you may be required to enter with the Company. Acceleration of the Vesting of Equity: You will be eligible to participate in the Company’s Change in Control Acceleration Plan (the “Acceleration Plan”). The Acceleration Plan provides for the acceleration of the vesting of a participant’s RSUs and stock options in the event that the participant’s provision of services to the Company is terminated under certain circumstances following a change in control of the Company, subject to the terms and conditions set forth in the Acceleration Plan. The full text of the Acceleration Plan is available for your review. Benefits: You will be eligible to participate in the employee benefits and insurance programs generally made available to employees at your level, including health, dental, life and disability insurance, subject to the terms and conditions of those plans and programs, which may be modified from time to time. Details of these benefits programs, including mandatory employee contributions, will be made available to you when you start. You will be eligible to participate in our “Take What You Need” Vacation Policy. The Company reserves the right to change and/or modify its benefits offerings at any time. Representation Regarding Other Obligations: This offer is contingent on your representation that you are not subject to any confidentiality, non-competition agreement or a similar type of restriction that may affect your ability to devote full time and attention to your work at Zendesk. If you have entered into any agreement that may limit your ability to work on behalf of the Company, please provide the Company with a copy of such agreement as soon as possible. Other Terms: Your employment with the Company shall be on an at-will basis. In other words, you or the Company may terminate employment for any reason and at any time, with or without notice. Similarly, the terms of employment outlined in this letter are subject to change at any time provided that the at-will nature of your employment may not be altered except by a formal writing signed by the Company’s Chief Executive Officer. By accepting this offer of employment, you agree that, throughout your employment with the Company, you will devote your entire working time for the benefit of the Company, perform your duties loyally and conscientiously, and to the full extent of your ability. You also agree to observe all rules and regulations that the Company has, or may establish, governing the conduct of its business or its employees. The Company is an equal opportunity employer, and prides itself and believes in the full worth and value of its diverse workforce. The Company does not tolerate any form of harassment, discrimination, or retaliation, and fully enforces its policies protecting all employees from such, including sexual harassment. Arbitration and Nondisclosure Agreements: This offer of employment is conditioned on you signing and returning the Company’s standard Confidentiality and Invention Assignment Agreement, attached as Exhibit A, and the Company's standard Mutual Agreement to Arbitrate Claims, attached as Exhibit B (collectively, “Employee Agreements”). You must return these signed documents to us before your first date of employment. Work Authorization: As with all employees, our offer to you is contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States. You will be required to complete Form I-9 in accordance with the Immigration Reform and Control Act of 1986. You are required to complete Section 1 of the Form I-9 on or before your first day of employment and to present, within 72 hours of hire, verification of your identity and legal right to work in the United States. On your first day of employment, bring original documents to verify your employment eligibility - please refer to the I-9 form for the list of acceptable documents. U.S. Vaccination Policy: Consistent with Zendesk’s emphasis on employee wellness and our shared interest in public health, Zendesk requires all U.S. employees to provide proof of full vaccination against COVID-19. Zendesk will consider accommodations for reasons recognized by applicable law. Zendesk prohibits discrimination and will not tolerate discrimination based on a person’s disability, physical or mental conditions, religion, or any other status protected by law. Failure to comply with Zendesk’s vaccine requirement will lead to discipline, up to and including being placed on unpaid leave or terminated. This offer letter is governed by the law of the state where your job will be located. The terms set forth in this letter and in the enclosures are intended to and do supersede all and any prior employment agreements, understandings and verbal or written representations between the Company and you concerning the terms of your employment with the Company. All such prior agreements, understandings and promises are null and void. We are excited about the opportunity to work with you at Zendesk, Inc. If you have any questions about this information, please do not hesitate to call. Otherwise, please confirm your acceptance of this offer of employment by signing below and returning a copy. We are confident that with your background and skills, you will have an immediate positive impact on our organization. Very truly yours,

Mikkel Svane Chief Executive Officer I have reviewed this offer letter and accept its terms. I also have reviewed the Mutual Agreement to Arbitrate, and the Confidentiality and Invention Assignment Agreement. I also understand that either Zendesk, Inc. or I may end the employment relationship at any time, with or without cause, and with or without notice. Signature: /s/ Michael Curtis ______________________________ Michael Curtis Date